Exhibit 99.1

For further information, contact:
George Huhta Technology Solutions Company 312.228.4760 george_huhta@techsol.com

Technology Solutions Company Reports
Preliminary First Quarter Results

CHICAGO, April 13, 2005 — Technology Solutions Company (TSC) (Nasdaq: TSCC), a consulting company delivering business benefits through the application of information technology, today reported that it anticipates first quarter revenues will be in the range of $9.7 to $9.9 million, which is currently expected to result in a loss in the range of ($0.09) to ($0.10) per share. The Company had previously expected revenue of between $11.5 to $12.5 million and a loss between ($0.04) to ($0.06) per share. The cash balance for the quarter is expected to be within the previously anticipated range of $23.5 million to $25 million.

Michael Gorsage, president and CEO, said, “Our results for this quarter were impacted by the indefinite deferral of one large project and the extended pause, then reduction in scope of another. We are disappointed in these preliminary results. However we’ve added new clients during the first quarter and have undertaken new projects for existing clients. Unfortunately, these did not ramp up fast enough to offset the revenue short fall we experienced. We remain confident in our strategy and ability to achieve long-term success.”

Technology Solutions Company will announce its first quarter results and provide updated guidance after the market closes on Thursday, May 5, 2005. The Company will also host a conference call to further discuss its first quarter operating results on Friday, May 6, 2005 at 8 a.m. CDT. The dial-in number for the call is 800-835-9927. For international participants, the dial-in number is 312-461-0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CDT on May 27, 2005 by dialing 800-839-6713. The passcode for the replay is 7075156.

About Technology Solutions Company
Delivering business benefits through the application of information technology, Technology Solutions Company (TSC) is an IT consulting firm committed to helping clients in the Manufacturing, Healthcare,

Consumer & Retail, and Financial Services industries. TSC focuses on the business challenges of IT Strategy, Planning & Process Transformation, Enterprise Application Services, Customer Relationship Management, Business Technology, Extended Support, Compliance, and Process Adaptation & Training. The company’s services range across all phases of the project life cycle including IT strategy and assessment, project planning, software selection, reengineering, implementation, upgrades, training, and application hosting. Headquartered in Chicago, TSC has worked with nearly 900 clients worldwide, including the majority of the Fortune 100. For more information, please visit http://www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to successfully introduce new service offerings, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business and in our industry and the economy in general, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, our dependence on a limited number of clients and the potential loss of significant clients, our ability to continue to attract new clients and sell additional work to existing clients, our ability to successfully integrate the Zamba business with our business, and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

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